UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 9, 2025

XCF GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42687	33-4582264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 CityWest Blvd, Suite 150-138

Houston, TX 77042

(Address of principal executive offices, including zip code)

(346) 630-4724

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SAFX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On October 9, 2025, XCF Global, Inc. (“XCF” or the “Company”) entered into a binding term sheet with New Rise Australia Pty. Ltd. (“New Rise Australia”) to establish the principal terms for a strategic licensing and development partnership in Australia. Under the term sheet, XCF will grant New Rise Australia an exclusive license to utilize XCF’s engineering designs, facility layouts, process configurations, and related know-how for the development, construction, and operation of renewable fuel production facilities within Australia with a focus on sustainable aviation fuel (“SAF”) and renewable diesel. The license will have an initial term of 15 years and may be renewed for additional five-year periods based on the achievement of defined performance milestones. Milestones to include the development of at least three SAF production facilities in Australia within the initial 15-year term, with formal progress checkpoints. Achievement of performance milestones including the completion of Front-End Engineering Design (FEED) work with full scope to be included in the Definitive Agreement.

As part of the overall structure, XCF will hold a 12.5% non-dilutable equity ownership interest in New Rise Australia to align long-term commercial interests and facilitate continued collaboration. The arrangement also provides for XCF to receive licensing fees equal to 12.5% of net profit achievement, to be defined in the definitive agreement. Governance and oversight provisions will provide XCF with board representation and defined participation and information rights to ensure alignment with the Company’s standards. XCF will retain ownership of all intellectual property and any improvements developed under the relationship.

The term sheet represents a binding commitment by both parties to negotiate and execute a definitive agreement that will formalize these terms. The parties intend to complete the definitive agreement within 60 days, subject to customary due diligence, approvals, and closing conditions.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated negotiation and execution of a definitive agreement, the potential development of renewable fuel facilities in Australia, and the expected benefits of the proposed relationship. These statements are based on current expectations and involve risks and uncertainties that could cause actual results to differ materially. Factors that could affect actual outcomes include the ability of the parties to finalize definitive documentation, obtain required approvals, and satisfy customary closing conditions. The Company undertakes no obligation to update forward-looking statements, except as required by law.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCF GLOBAL, INC.

By:	/s/ Mihir Dange
Name:	Mihir Dange
Title:	Chief Executive Officer

Date: October 15, 2025

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